UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

(315) 343-0057

(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On February 2, 2018, Pathfinder Bancorp, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting its financial results at and for the three and twelve months ended December 31, 2017.  This Form 8-K/A is being filed to revise net income and related financial information for the three and twelve months ended December 31, 2017.  The provision for income taxes for the three and twelve months ended December 31, 2017 was decreased by $485,000 and net income was increased by the same amount for both periods, as compared to the amounts furnished in the Original Form 8-K. The Company conducted its review and determined to revise its provision for income taxes based upon its expected future income tax obligations, and the recognition thereof under Generally Accepted Accounting Principles, in light of the anticipated effects of the Tax Cuts and Jobs Act of 2017 (“Tax Act”) and recent changes to New York State tax laws prospectively affecting the Bank.  The revised net income for the fourth quarter and full year 2017 included an estimated $155,000, or $0.04 per share, one-time net deferred tax remeasurement income tax benefit, due to the enactment of the Tax Act.

Revised net income for the full year of 2017 was $3.5 million, or $0.86 per basic share, compared to $3.0 million, or $0.74 per basic share, as previously reported.  Revised net income for the fourth quarter of 2017 was $864,000, or $0.21 per basic share, compared to $379,000, or $0.09 per basic share, previously reported for the fourth quarter of 2017.  Revised net income for the twelve months ended December 31, 2017 was $0.83 per diluted share, compared to $0.72 per diluted share, as previously reported.  Revised net income for the fourth quarter of 2017 was $0.20 per diluted share, compared to $0.09 per diluted share, as previously reported.

Item 2.02 – Results of Operations and Financial Condition

On March 28, 2018, the Company issued a press release describing its revised results of operations for the three and twelve month periods ended December 31, 2017.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth in such filing.

Item 9.01 – Financial Statements and Results

Exhibit No.	Description
99.1	Press Release dated March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	March 28, 2018	By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer